UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2006

Sybron Dental Specialties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16057	33-0920985
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)

100 Bayview Circle, Ste. 6000

Newport Beach, CA 92660-8915

(Address of principal executive offices)

(949) 255-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Approval of Stock Incentive Plan. At the Annual Meeting of Stockholders of Sybron Dental Specialties, Inc. (the “Company”), held on February 8, 2006, the Company’s stockholders, upon recommendation of the Board of Directors, approved, among other things, the Company’s 2006 Restricted Stock Incentive Plan (the “Stock Incentive Plan”). The Stock Incentive Plan became effective upon stockholder approval.

The following is a summary of the material terms of the Stock Incentive Plan.

Participants. Under the Stock Incentive Plan, restricted stock awards may be granted to any full-time, non-union employee of the Company or any of its subsidiaries, including any employee who is a member of the Board of Directors, but excluding any director who is not an employee of the Company or any of its subsidiaries. It is anticipated that, for fiscal 2006, the number of employees that will receive a restricted stock award under the Stock Incentive Plan will be between 165 and 185 employees. The number of awards made pursuant to the Stock Incentive Plan is subject to the discretion of the Compensation Committee of the Board of Directors (the “Committee”); provided, however, that the number of shares that may be awarded to any employee during any fiscal year is limited to 5,000.

Restricted Stock Awards. Restricted stock awards may consist of shares issued subject to forfeiture if specified conditions are not satisfied (“restricted stock shares”) or agreements to issue shares in the future if specified conditions are satisfied (“restricted stock units”). Restricted stock shares are grants of shares of the Company’s common stock that are subject to forfeiture upon the happening of specified events. Restricted stock units are agreements to issue shares in the future upon the happening of specified events. Restricted stock awards will be evidenced by restricted stock agreements. The Committee shall determine whether a restricted stock award is in the form of restricted stock shares or restricted stock units.

The restriction period will be the minimum period before a restricted stock award can fully vest. The length of the restriction period for each award will be determined by the Committee but shall not be less than two years. The Committee may condition the grant of restricted stock awards or the expiration of the restriction period upon the award holder’s or the Company’s achievement of specified performance goals. The specified performance goals are based on the attainment of goals relating to one or more of the following business criteria measured on an absolute basis or in terms of growth or reduction: sales, consolidated operating income expressed as a percentage of net sales, the return on net assets of the Company and any subsidiary, net income (pre-tax or after-tax and with adjustments as stipulated), earnings per share, operating income, earnings before interest, taxes, depreciation and amortization (EBITDA), increase in stock price, total shareholder return, economic value added, value added measurement and operating cash flow. Upon the vesting of restricted stock shares or restricted stock units, the employee will receive unlegended certificates for the shares of the Company’s common stock. The Committee also may modify or accelerate the vesting and delivery of shares of restricted stock in certain circumstances including, among others, an award holder’s death, or disability or a change in control of the Company. Unless otherwise determined by the Committee, during the restriction period, the holder of restricted stock shares will have the right to receive dividends from and vote the restricted stock shares. During the restriction period, a holder of restricted stock units will not be deemed the owner of any shares covered by the award, or have any rights as a stockholder with respect thereto.

Shares Available. The total number of shares of the Company’s common stock authorized for issuance under the Stock Incentive Plan is 100,000. Shares available for an award under the Stock Incentive Plan may be either authorized but unissued or reacquired shares. If any award is canceled, terminates, expires or lapses for any reason, any shares subject to such award shall again be available under the Stock Incentive Plan, subject to such rules and regulations as may be promulgated by the Committee. It is estimated that these authorized shares will provide the Stock Incentive Plan with a sufficient number of shares for at least three years.

In the event of a stock dividend, stock split, recapitalization or other similar change affecting the Company’s common stock, the aggregate number and kind of shares for which awards may thereafter be granted under the Stock Incentive Plan and the number of shares subject to outstanding awards shall be appropriately adjusted.

Effective Date. The Stock Incentive Plan became effective as of February 8, 2006 upon its approval by the stockholders at the 2006 Annual Meeting. In no event may an award be granted under the Stock Incentive Plan on or after the tenth (10th) anniversary of the plan’s effective date.

Administration. The Stock Incentive Plan will be administered by the Committee, the members of which are intended to qualify as “non-employee directors” as defined in the Rule 16b-3 under the Securities Exchange Act of 1934 and as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. The Stock Incentive Plan provides the Committee with the authority to determine the size, the recipients and the terms and conditions of awards under the Stock Incentive Plan, and to establish rules and regulations for the Stock Incentive Plan’s administration. The Stock Incentive Plan also grants the Committee, with the approval of the Board, the authority to, at any time, terminate, amend or modify the Stock Incentive Plan; provided that the approval of the stockholders of the Company is obtained if the approval of the amendment, modification or termination is required, by, among other things, any national securities exchange or system on which the Company’s shares are then listed or reported or by a regulatory body having jurisdiction.

The foregoing description of the Stock Incentive Plan is qualified in its entirety by reference to the text of the plan, which is incorporated by reference as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Director Stock Option Awards. On February 8, 2006, each person serving as an outside director of the Company (Messrs. Brown, Donan, Ecker, Harris, Klemme, Parks, and Yontz) was granted an automatic non-qualified stock option to purchase 10,000 shares under the terms of the 2005 Outside Directors’ Stock Option Plan (the “Directors’ Plan”), which was approved by the Company’s stockholders at the 2005 Annual Meeting of Stockholders held on February 8, 2005.

The stock options are exercisable immediately upon grant. All rights to exercise an option terminate upon the earlier of ten years from the date of grant or two years from the date the grantee ceases to be a director of the Company.

Each option may be exercised in whole or in part from time to time as specified in the stock option agreement. The exercise price must be paid in full at the time of exercise. Such payment may be made either in cash or by delivering shares of Company common stock which the optionee or the optionee’s spouse or both have beneficially owned for a least six months prior to the time of exercise (“Delivered Stock”), or a combination of cash and Delivered Stock.

Generally, an option granted under the Directors’ Plan may not be transferred except by will or the laws of descent and distribution. However, the Committee has the discretion to grant stock options that are transferable to family members of the grantee or to trusts or partnerships for such family members, and may amend outstanding options to provide for such transferability. Each grantee may designate a beneficiary from time to time who shall be entitled to exercise any options held by the grantee upon death. If no such designation has been made, the personal representative of the grantee’s estate or the person(s) to whom the option is transferred by will or the laws of descent and distribution may exercise the option.

The foregoing description of the awards under the Directors’ Plan is qualified in its entirety by reference to the text of the plan and the form of stock option agreement. The Directors’ Plan is incorporated by reference as Exhibit 10.2 to this Current Report and incorporated herein by reference. The form of stock option agreement is filed as Exhibit 10.3_ to this Current Report and incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On February 8, 2006, the Board of Directors of the Company elected Daniel E. Even to the position of Executive Vice President and Chief Operating Officer and Steven J. Semmelmayer to the position of President of the Professional Dental Group.

As the Executive Vice President and Chief Operating Officer, Mr. Even shall be subject to the control of the Board of Directors, the Chief Executive Officer and the President, and shall in general be responsible for executing on the Company’s strategic initiatives and overseeing its worldwide operations including the supervision and control all of the Company’s sales, marketing, research & development, human resources, and quality assurance operations, as well as performing all duties incident to the office of Executive Vice President and Chief Operating Officer. Mr. Even shall also have such other duties as are from time to time assigned to him by the Board of Directors, the Chief Executive Officer or the President.

As the President of the Professional Dental Group, Mr. Semmelmayer shall be subject to the control of the Board of Directors, the Chief Executive Officer, the President, and the Chief Operating Officer and shall, in addition to having the duties incident to the office of President of the Professional Dental Group, be responsible for the Group’s strategic and acquisition initiatives, as well as for supervising Group’s business units. In addition, the Professional Dental

Group’s human resources, quality assurance, and finance departments will be reporting to him and he shall have such other duties as are from time to time assigned to him by the Board of Directors, the Chief Executive Officer, the President and the Chief Operating Officer.

On January 9, 2006 Mr. Even was elected to the position of Executive Vice President-Global Operations. On February 8, 2006, Mr. Even’s title was changed to Executive Vice President and Chief Operating Officer. Prior to his election as Executive Vice President and Chief Operating Officer, Mr. Even, 53, served as President of the Company’s wholly owned subsidiary Ormco Corporation since 1998 and as Executive Vice President and General Manager of Ormco from 1993 until 1998. Mr. Even joined Ormco in 1979 and held various management positions at Ormco including Vice President of Marketing and Research & Development. Mr. Even holds office at the pleasure of the Board of Directors.

Prior to his election as President of the Professional Dental Group, Mr. Semmelmayer, 48, served as President of the Company’s wholly owned subsidiary Kerr Corporation since 1998; as Executive Vice President and General Manager of Kerr from 1993 until 1998; and as Director and Chief Executive Officer of Pinnacle Products since 1998. Mr. Semmelmayer joined Ormco in 1979 and held various management positions at Ormco including National Sales Director prior to be transferred to Kerr. Mr. Semmelmayer holds office at the pleasure of the Board of Directors.

Each of Mr. Even and Mr. Semmelmayer are party to an employment agreement (the “Employment Agreement”) with the Company. The Employment Agreement, which follows the same form used for the Company’s other executive officers, provides for a base salary, subject to annual merit increases at the discretion of the Compensation Committee and provides Mr. Even and Mr. Semmelmayer benefits customarily accorded executives of the Company and its subsidiaries, including participation in the Company’s annual bonus plan.

The Employment Agreement for Mr. Even may be terminated, with or without cause, by Mr. Even and the Employment Agreement for Mr. Semmelmayer may be terminated, with or without cause, by Mr. Semmelmayer upon 45 days’ advance notice to the Company or by the Company upon 90 days’ notice to Mr. Even or Mr. Semmelmayer. Should the Company terminate Mr. Even’s or Mr. Semmelmayer’s employment without “cause”, as defined in the Employment Agreement, or if Mr. Even or Mr. Semmelmayer terminates the employment relationship as a result of a “constructive termination event,” as defined in the Employment Agreement, the Company will pay (1) any accrued but unpaid salary, expenses required to be reimbursed, accrued vacation pay, any earned but unpaid bonuses for prior periods; (2) an amount equal to the incentive award that would have been earned by Mr. Even or Mr. Semmelmayer under the Company’s Senior Executive Incentive Compensation Plan (or its successor bonus plan/program) for the fiscal year in which Mr. Even’s or Mr. Semmelmayer’s employment is terminated; multiplied, however, by a percentage of the fiscal year in which Mr. Even or Mr. Semmelmayer was actively employed; and (3) Mr. Even’s or Mr. Semmelmayer’s then current monthly salary for a period of twelve months. Additionally, for a twelve month period after termination of Mr. Even’s or Mr. Semmelmayer’s employment, the Company is obligated to arrange to provide Mr. Even or Mr. Semmelmayer, if available under the Company’s benefit plans, or if not, pay to Mr. Even or Mr. Semmelmayer an amount equal to the Company’s costs of, life, disability, accident, health insurance, and other “executive” benefits substantially similar to those which Mr. Even or Mr. Semmelmayer was receiving or entitled to receive immediately prior to the termination. All unvested stock options or other awards will be cancelled on the date of termination.

The Employment Agreement provides the Company the right to terminate Mr. Even’s or Mr. Semmelmayer’s employment, at any time, without advance notice, for “cause,” as defined in the Employment Agreement. If the Company terminates Mr. Even’s or Mr. Semmelmayer’s employment for “cause,” or Mr. Even’s or Mr. Semmelmayer’s employment is terminated at the request of Mr. Even or Mr. Semmelmayer, except for “good reason” following a “change in control” or as a result of a “constructive termination event,” as those terms are defined in the Employment Agreement, the Company will pay any accrued but unpaid salary, expenses required to be reimbursed, accrued vacation pay and any earned but unpaid bonuses for prior periods. Company benefits will be paid in accordance with the terms of the Company’s benefit plans and all vested and unvested stock options will be treated in accordance with the terms of the option plans and option agreements.

Upon the termination of Mr. Even’s or Mr. Semmelmayer’s employment by the Company following a “change in control” or in anticipation of a “change in control” or by Mr. Even or Mr. Semmelmayer for “good reason” following a “change in control,” Mr. Even or Mr. Semmelmayer shall be entitled, unless such termination is effective more than twenty-four months following the occurrence of the “change in control,” to receive a payment of an amount equal to 2.99 times the sum of (i) Mr. Even’s or Mr. Semmelmayer’s annual base salary in effect at the time at which a “change in control” occurs and (ii) the greater of (a) Mr. Even’s or Mr. Semmelmayer’s base salary times Mr. Even’s or Mr. Semmelmayer’s target bonus amount in effect at the time at which a “change in control” occurs times a factor of 2.0 or (b) the average of the incentive awards (as that term is defined in the Senior Executive Incentive Compensation Plan) paid to Mr. Even or Mr. Semmelmayer for the three fiscal years immediately prior to the occurrence of the “change in control.” Additionally, the Company will pay Mr. Even or Mr. Semmelmayer any accrued but unpaid salary, expenses required to be reimbursed and any earned but unpaid bonuses for prior periods. Company benefits will continue for a period of two years and all unvested stock options or other awards will be cancelled on the date of termination. Mr. Even and Mr. Semmelmayer will generally have 90 days after the termination to exercise any vested stock options. If there are any excise tax payments due as a result of the preceding payments, Mr. Even and Mr. Semmelmayer will receive certain gross-up payments such that the net amount received by Mr. Even or Mr. Semmelmayer pursuant to the agreement will not be reduced by any excise taxes.

The Company must require any successor to assume the Company’s obligations pursuant to the Employment Agreement. If the Company fails to do this, Mr. Even or Mr. Semmelmayer will be entitled to the same benefits he would receive if he terminated the Employment Agreement on the date of succession for good reason following a change in control. The Employment Agreement also subjects Mr. Even or Mr. Semmelmayer to confidentiality obligations, and contains restrictions on Mr. Even’s or Mr. Semmelmayer’s ability to solicit employees of the Company for a period of one year following termination of Mr. Even’s or Mr. Semmelmayer’s employment.

A copy of the current form of employment agreement between the Company and its executive officers, including Messrs. Even and Semmelmayer, is incorporated by reference as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation of Bylaws: Change in Fiscal Year.

On February 8, 2006, in connection with the election of Mr. Even as Executive Vice President and Chief Operating Officer, the Board of Directors of the Company approved an amendment to the Company’s Bylaws effective as of that date. The amendment provides that if the offices of the Chief Executive Officer and the President are held by the same person, as is presently the case, the Board of Directors may designate an Executive Vice President as the chief operating officer of the Company, in which event references in the Bylaws to the President shall be regarded as references to such Executive Vice President, as chief operating officer, except where a contrary meaning is clearly required. The amendment also makes certain conforming and other changes to the descriptions of the powers and duties of the Chief Executive Officer and the President.

A copy of the amendment to the Bylaws of the Company filed as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description	Incorporated Herein by Reference To	Filed Herewith

3.1	Amendment to Bylaws of Sybron Dental Specialties, Inc., effective as of February 8, 2006		☒

10.1	2006 Restricted Stock Incentive Plan	Exhibit B to Sybron Dental Specialties, Inc.’s Proxy Statement dated January 9, 2006 for the 2006 Annual Meeting of Stockholders

10.2	2005 Outside Directors’ Stock Option Plan	Exhibit A to Sybron Dental Specialties, Inc.’s Proxy Statement dated December 30, 2004 for the 2005 Annual Meeting of Stockholders

10.3	Form of Director Nonqualified Stock Option Agreement under the 2005 Outside Directors’ Stock Option Plan		☒

10.4	Form of Executive Employment Agreement between Sybron Dental Specialties, Inc. and Executive Officers	Exhibit 10.1 to Sybron Dental Specialties, Inc.’s Form 8-K/A dated May 10, 2005

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBRON DENTAL SPECIALTIES, INC.

Date: February 14, 2006	By:	/s/ STEPHEN J. TOMASSI
Stephen J. Tomassi
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description	Incorporated Herein by Reference To	Filed Herewith

3.1	Amendment to Bylaws of Sybron Dental Specialties, Inc., effective as of February 8, 2006		☒

10.1	2006 Restricted Stock Incentive Plan	Exhibit B to Sybron Dental Specialties, Inc.’s Proxy Statement dated January 9, 2006 for the 2006 Annual Meeting of Stockholders

10.2	2005 Outside Directors’ Stock Option Plan	Exhibit A to Sybron Dental Specialties, Inc.’s Proxy Statement dated December 30, 2004 for the 2005 Annual Meeting of Stockholders

10.3	Form of Director Nonqualified Stock Option Agreement under the 2005 Outside Directors’ Stock Option Plan		☒

10.4	Form of Executive Employment Agreement between Sybron Dental Specialties, Inc. and Executive Officers	Exhibit 10.1 to Sybron Dental Specialties, Inc.’s Form 8-K/A dated May 10, 2005